Exhibit 99.1

FOR IMMEDIATE RELEASE:

EquipmentShare Raises 2026 Financial Outlook
on Strong Performance and Customer Demand

Midpoint Full-Year Rental Segment(1) Revenue Growth Outlook Increased to 43% from 33%
COLUMBIA, MO. — October 19, 2026 — EquipmentShare.com Inc (Nasdaq: EQPT) (“EquipmentShare” or the “Company”), a leader in connected jobsite technology and one of the largest construction equipment rental providers in the United States, today announced a further increase to its full-year 2026 financial guidance. The increased outlook reflects strong customer demand, disciplined execution, and increasing productivity across its expanding rental network.
The Company has also posted a Business and Governance Overview on its investor relations website at ir.equipmentshare.com, providing additional information on its operating model and location level performance, OWN Program, corporate governance, and financial reporting processes.
“We are raising our full-year outlook, reflecting strong customer demand and high utilization of the fleet across our network,” said Jabbok Schlacks, Founder and Chief Executive Officer of EquipmentShare. “Our rental locations continue to mature, contributing to our growth against a strong construction backdrop. As discussed on our second-quarter 2026 earnings call, we believe our current location footprint continues to support a long-term Core EBITDA annual run rate of approximately $4 billion(2).”
“Customers undertaking large, complex projects need an integrated technology, fleet, and service solution more than ever, and they are increasingly choosing EquipmentShare as their provider of choice. The strength of our customer relationships and expanding project pipeline give us strong visibility through the remainder of 2026 and into 2027. We are highly optimistic about the opportunities ahead and confident in our ability to deliver strong results.”

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(1)    Refers to the Equipment Rental and Services Operations segment.
(2)    The Company does not provide a reconciliation of forward looking Core EBITDA to the corresponding GAAP measure because certain significant information required for such reconciliation is not available without unreasonable efforts, including the inherent difficulty of forecasting the timing or amounts of items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted.

Updated Full-Year 2026 Outlook
Supported by strong momentum heading into the end of the fiscal year, EquipmentShare has raised its full-year 2026 financial expectations as follows:

	Year Ending		Year Ending
	December 31, 2026		December 31, 2026
($ in millions, except for full-service rental locations)	(Updated Guidance)		(Prior Guidance — July 9, 2026)
	Low	High	Low	High
OEC(3)	$11,391	$11,613	$10,577	$11,627
Full-Service Rental Locations(4)	427	435	427	435
Total Revenue	$5,808	$6,045	$5,254	$5,682
Rental Segment(1) Revenue	$3,823	$3,979	$3,472	$3,748
OWN Program Payouts	$938	$976	$929	$985
Adjusted Core EBITDA(5)	$2,136	$2,224	$1,946	$2,058
Gross Rental Capex	$2,664	$2,886	$2,664	$2,886
Net Rental Capex	$980	$1,060	$980	$1,060
OWN Program % of OEC	55%	60%	55%	60%
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(3)    Refers to Original Equipment Cost.
(4)    The Company anticipates the total number of mature rental site locations within our Rental Segment to be 262 sites by the end of 2026, up from 186 for the year ended December 31, 2025.
(5)     Adjusted Core EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures. Includes $278 - $290 million of Sales Segment EBITDA.

About EquipmentShare
Founded in 2015 and headquartered in Columbia, Missouri, EquipmentShare (Nasdaq: EQPT) is a nationwide construction technology and equipment solutions provider dedicated to transforming the construction industry through innovative tools, platforms and data-driven insights. By empowering contractors, builders and equipment owners with its proprietary technology, T3®, EquipmentShare aims to drive productivity, efficiency, and collaboration across the construction sector. With a comprehensive suite of solutions that includes a fleet management platform, telematics devices and a best-in-class equipment rental marketplace, EquipmentShare continues to lead the industry in building the future of construction. For more information, visit www.equipmentshare.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” for purposes of United States federal and state securities laws. Forward-looking statements are statements other than statements of historical fact and can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative of these terms and similar expressions intended to identify forward-looking statements. These forward-looking statements, which include statements regarding EquipmentShare’s guidance for the fiscal year or any other period of time, customer demand, increasing productivity, and number of locations, are subject to numerous risks and uncertainties, most of which are difficult to predict and may cause actual results to differ materially. Many such factors are beyond EquipmentShare’s control, including but not limited to, risks and uncertainties related to economic, market or business conditions, the construction equipment rental industry, our operational locations and the size of our managed fleet, the ability to execute on our expansion strategy, and other risks and uncertainties. For a further list and description of such risks and uncertainties, please refer to EquipmentShare’s filings with the Securities and Exchange Commission available at www.sec.gov, including the risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements, expressed or implied, included in this press release are made as of the date of this press release and are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, EquipmentShare disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Non-GAAP Financial Measures
This press release contains certain financial information that is not presented in accordance with GAAP. Non-GAAP financial measures should not be used as a substitute for the corresponding GAAP measures. Non-GAAP measures in this presentation may be calculated in a way that is not comparable to similarly-titled measures reported by other companies. Non-GAAP measures in this presentation include, but are not limited to “Adjusted Core EBITDA”, “Core EBITDA”, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of the Company’s profitability, liquidity or performance under GAAP. We cannot provide a reconciliation between the expected non-GAAP measures and the most directly comparable GAAP measures for the period reflected above because certain significant information required for such reconciliation is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amounts of these items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization and non-cash stock compensation expense. The exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Company believes EBITDA is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.

Core EBITDA is defined as the sum of Equipment Rental and Services Operations Segment EBITDA and Equipment Sales Segment EBITDA. The Company believes Core EBITDA is meaningful to investors because it reflects the profitability of our two core segments.
Adjusted Core EBITDA is defined as Core EBITDA adjusted for new market startup costs attributable to new locations less than twelve months old. The Company believes Adjusted Core EBITDA is meaningful to investors as it is a supplemental operating performance measure used by the Company to assess its core operating performance.
Adjusted Core EBITDA can also be calculated as EBITDA less amortization and non-cash stock compensation expense, other (income) expense, (gain) loss on sale of properties and other assets, and All Other Segment Adjusted EBITDA, plus the sum of OWN Program payouts, equipment and vehicle operating lease expense, loss (gain) on debt extinguishment, and new market startup costs. Adjusted Core EBITDA reflects the Company’s underlying operating performance by excluding items unique to the Company’s organic growth and financing strategy such as (i) OWN program payouts and (ii) new market startup costs. As a capital-light fleet growth model, the OWN Program enables third-party participants to own rental equipment deployed and managed by EquipmentShare. When the equipment rents, OWN Program participants receive a portion of the rental revenue generated by the equipment. When equipment is included in the OWN Program rather than purchased and owned or leased directly by the Company, depreciation and interest expense associated with that equipment are reduced, while OWN Program payouts are recorded as cost of revenues. This shift increases cost of revenues and decreases depreciation and interest expense. Excluding OWN Program payouts assists investors in evaluating the Company’s business and performance relative to industry peers as no other company uses a similar model.
New market startup costs reflect the upfront investments required to support our continued geographic expansion. As the only large-scale equipment rental provider that is fully focused on organic growth, excluding new market startup costs provides greater transparency with respect to the Company’s financial condition and results of operation as it enhances comparability with industry peers.
These non-GAAP financial measures should be considered supplemental to and are not a substitute for financial information prepared in accordance with GAAP. Our use of the terms Core EBITDA and Adjusted Core EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.
Investor Relations Contact:
ir@equipmentshare.com
Media Contact:
press@equipmentshare.com

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